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CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15207, 333-67645, 333-32139, 333-79983, 333-47205 and 333-51328) of CCC Information Services Group Inc. of our report dated June 26, 2001, relating to the financial statements of Enterstand Limited, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

Leicester, England
June 28, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS